As filed with the Securities and Exchange Commission on October 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-1318953
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3590 North First Street, Suite 330

San Jose, California 95134

(650) 924-1025

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mallorie Burak

Chief Executive Officer and Chief Financial Officer

3590 North First Street, Suite 330

San Jose, California 95134

(408) 963-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Dedyo
Ned A. Prusse
Perkins Coie LLP
505 Howard Street, Suite 1000
San Francisco, California 94105
(415) 344-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 8, 2025

PRELIMINARY PROSPECTUS

ENERGOUS CORPORATION

51,107 Shares of Common Stock

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus (the “Selling Stockholders”) of up to 51,107 shares (the “Inducement Shares”) of our common stock, par value $0.00001 per share (“Common Stock”), representing shares issuable upon the exercise of outstanding warrants to purchase up to 47,764 shares of Common Stock with a per share exercise price equal to $7.79 (the “Common Stock Warrants”), and 3,343 shares (the “Placement Agent Shares,” and together with the Inducement Shares, the “Shares”) of Common Stock, representing shares issuable upon the exercise of outstanding placement agent warrants to purchase up to 3,343 shares of Common Stock with a per share exercise price equal to $9.90 (the “Warrant Inducement Placement Agent Warrants,” and together with the Common Stock Warrants, the “New Warrants”). Upon any cash exercise of the New Warrants by the Selling Stockholders, we will receive cash proceeds per share equal to the exercise price of the New Warrants. If the New Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the New Warrants.

The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 12. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (“SEC”).

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “WATT.” On October 7, 2025, the last sale price of our Common Stock as reported on the Nasdaq Capital Market was $7.90 per share.

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus, and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025.

We have not, and the Selling Stockholders have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Shares and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the securities described in this prospectus, although we will receive the exercise price of any Warrants not exercised by the Selling Stockholders on a cashless exercise basis.

You should rely only on the information contained in or incorporated by reference into this prospectus and any free writing prospectus that we have authorized in connection with the transaction contemplated herein. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholders and their respective permitted transferees may use the shelf registration statement, of which this prospectus forms a part, to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders and their respective permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On August 7, 2025, we effected a reverse split of our Common Stock at a ratio of 1-for-30 (the “Reverse Stock Split”). Unless otherwise indicated, all share amounts, per share data, share prices, exercise prices and conversion rates set forth in this prospectus have, where applicable, been adjusted retroactively to reflect the Reverse Stock Split.

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 PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus carefully, including the section entitled “Risk Factors” included elsewhere in this prospectus, and the documents incorporated by reference herein, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto, in the documents incorporated by reference herein. Some of the statements in this prospectus and in the documents incorporated by reference herein, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Energous” refer to Energous Corporation, a Delaware corporation.

Overview

We have developed scalable, over-the-air Wireless Power Network (“WPN”) technology that integrates advanced semiconductor chipsets, software controls, hardware designs, and antenna systems to enable radio frequency (“RF”)-based charging for Internet of Things (“IoT”) devices. Our WPN technology provides a comprehensive suite of capabilities designed to power the next generation of wireless energy networks, seamlessly delivering power and data across diverse, battery-free device ecosystems. This innovation enhances operational visibility, control, and intelligent business automation.

With a patent portfolio exceeding 250 patents, our solutions support both near-field and at-a-distance wireless charging, supplying power at multiple levels across varying distances, as well as expertise in advanced receiver technology. By enabling continuous wireless power transmission, our transmitter and receiver technologies facilitate the use of battery-free IoT devices, transforming asset and inventory tracking across multiple industries. Key applications include retail sensors, electronic shelf labels, asset trackers, air quality monitors, motion detectors, and other smart monitoring solutions.

We believe our technology represents a breakthrough in wireless power delivery, offering a differentiated approach to charging IoT devices via RF technology. To date, we have developed and released multiple transmitter and receiver solutions. Our transmitters vary in form factor, power specifications, and operating frequencies, while our receivers are engineered to support a wide range of wireless charging applications across multiple device categories. including:

Device Type	Application
RF Tags	Cold Chain, Asset Tracking, Medical IoT
IoT Sensors	Cold Chain, Logistics, Asset Tracking
Electronic Shelf Labels	Retail and Industrial IoT

The first WPN-enabled end product featuring our technology entered the market in 2019. In the fourth quarter of 2021, we commenced shipments of its first at-a-distance wireless PowerBridge transmitter systems for commercial IoT applications and proof-of-concept deployments. As we continue to innovate our technology applications, we anticipate the release of additional wireless power-enabled products.

Recent Developments

Registered Direct Offering

On September 10, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with Armistice Capital Master Fund Ltd. (the “Investor”), providing for the issuance and sale by the Company, in a registered direct offering (the “2025 Offering”), of (i) 120,000 shares of the Common Stock, (ii) pre-funded warrants to purchase up to 465,347 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to an aggregate of 585,347 shares of Common Stock (the “RD Warrants”). Each share of Common Stock and Pre-Funded Warrant was offered and sold together with an accompanying RD Warrant at a combined price of $7.92 per share of Common Stock or Pre-Funded Warrant and accompanying RD Warrant, as applicable. Each Pre-Funded Warrant and RD Warrant is exercisable at any time on or after the date of issuance to purchase one share of Common Stock at a price of either $0.00001 per share, in the case of the Pre-Funded Warrants, or $7.79 per share, in the case of the RD Warrants. The Pre-Funded Warrants expire when they are exercised in full and the RD Warrants expire five years from the date of issuance.

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The 2025 Offering closed on September 11, 2025. The Company received net proceeds of approximately $4.1 million from the 2025 Offering, after deducting placement agent fees and estimated offering expenses payable by the Company.

Warrant Inducement Transaction

On September 10, 2025, in connection with the 2025 Offering, we entered into a letter agreement with the Investor for the immediate exercise of certain of our outstanding warrants (the “Original Warrants”) to purchase an aggregate of 47,764 shares of Common Stock originally issued in March 2023 and February 2024 and having exercise prices of $6.7595 and $55.20 per share, respectively (the “Warrant Inducement”). The 13,750 warrants issued in March 2023 were exercised at an exercise price of $6.8845 and the 34,014 warrants issued in February 2024 were exercised at a reduced exercise price of $7.92 per share for aggregate gross proceeds to us of approximately $364,000.

As consideration for the exercise of the Original Warrants for cash, we issued the Common Stock Warrants (as defined above) to purchase up to an aggregate of 47,764 shares of Common Stock at an exercise price of $7.929 per share in a private placement priced at-the-market under Nasdaq rules. The Common Stock Warrants are exercisable immediately upon issuance and expire five years following the initial issuance date. Except as described herein, the Common Stock Warrants are substantially similar to the Original Warrants.

In addition, pursuant to an engagement agreement with the H.C. Wainwright & Co., LLC (“Wainwright”) and Rodman & Renshaw LLC (“Rodman” and collectively with Wainwright, the “Placement Agents”), we agreed to issue to the Warrant Inducement Placement Agent Warrants to purchase up to an aggregate of 3,343 shares of Common Stock. The Warrant Inducement Placement Agent Warrants have substantially the same terms as the Common Stock Warrants, except the Warrant Inducement Placement Agent Warrants will be immediately exercisable upon issuance at an exercise price of $9.90 per share and the Warrant Inducement Placement Agent Warrants will expire on September 10, 2030.

In addition, within 30 days of closing of the Warrant Inducement, we agreed to file this registration statement relating to the offer and resale of the shares of Common Stock underlying the New Warrants. The closing of the Warrant Inducement occurred on September 11, 2025.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated in Delaware in 2012. Our corporate headquarters is located at 3590 North First Street, Suite 330, San Jose, California 95134. Our website can be accessed at www.energous.com. The information contained on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

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THE OFFERING

This prospectus relates to the resale or other disposition from time to time by the Selling Stockholders identified in this prospectus of up to 51,107 Shares of our Common Stock. None of the Shares registered hereby are being offered for sale by us.

Shares of Common Stock offered by the Selling Stockholders	Up to 51,107 shares of Common Stock
Shares of Common Stock outstanding prior to this offering	1,824,844 shares of Common Stock
Use of proceeds	The Selling Stockholders will receive all of the proceeds from the sale of any Shares sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders (although we may receive proceeds from any exercise of the New Warrants to the extent such New Warrants are exercised for cash by the Selling Stockholders). See “Use of Proceeds.”
Risk factors	Investing in our securities involves significant risks. See “Risk Factors,” in this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.
Nasdaq Global Market symbol	“WATT”

The number of shares of our Common Stock to be outstanding immediately after this offering as shown above is based on 1,824,844 shares of Common Stock outstanding as of September 30, 2025 and excludes the following:

•	1,027,428 shares of Common Stock issuable upon exercise of warrants outstanding as of September 30, 2025 at a weighted average exercise price of $5.09 per share;

•	11,298 shares of Common Stock subject to restricted stock units outstanding as of September 30, 2025; and

•	78,172 shares of Common Stock reserved and available for future issuance under our Amended and Restated 2024 Equity Incentive Plan (the “2024 Plan”) as of September 30, 2025.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the risks incorporated by reference or set forth below occurs, our business, operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations and financial condition, or cause the value of our Common Stock to decline.

Risks Related to this Offering

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering for resale shares of Common Stock. The price per share of our Common Stock in this offering may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell such Shares at different times and at different prices.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

We may from time-to-time issue additional shares of Common Stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, Common Stock or preferred stock. Any future issuances of Common Stock or securities convertible into Common Stock, would further dilute the percentage ownership of us held by holders of Common Stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Because we may not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We currently anticipate that we will retain all available funds and future earnings, if any, to fund the development and growth of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering.

Future issuances of our Common Stock or instruments convertible or exercisable into our Common Stock, including shares issuable upon exercise of the Warrants, may materially and adversely affect the price of our Common Stock and cause dilution to our existing stockholders.

Historically, we have raised capital by issuing Common Stock and warrants in public offerings because no other reasonable sources of capital were available. These public offerings of Common Stock and warrants have materially and adversely affected the prevailing market prices of our Common Stock and caused significant dilution to our stockholders. We have also historically raised capital or refinanced outstanding debt through the issuance of convertible notes. We may need to raise capital through additional public offerings of Common Stock, preferred stock, warrants and convertible debt in the future. We may obtain additional funds through public or private debt or equity financings, subject to certain limitations in the agreements governing our indebtedness outstanding at such time. If we issue additional shares of Common Stock or instruments convertible into Common Stock, it may materially and adversely affect the price of our Common Stock.

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In addition, we are registering for resale pursuant to this prospectus up to 51,107 shares of Common Stock issuable upon exercise of the New Warrants. The exercise of some or all of our outstanding warrants, including the New Warrants, may dilute the ownership interests of our stockholders, and any sales in the public market of any of our Common Stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our Common Stock. We cannot predict if and when the Selling Stockholders may sell any Shares in the public market.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and licensing arrangements. To the extent that we raise additional capital through the sale or issuance of equity, warrants or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder. If we raise capital through debt financing, it may involve agreements that include covenants further limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships or licensing agreements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our development and commercialization efforts. Any such event could have an adverse effect on and reduce the value of an investment in our Common Stock.

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FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by the “safe harbor” created thereby. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “would,” “should,” “could,” “seek,” “intend,” “plan,” “continue,” “estimate,” “anticipate” or other comparable terms.

All statements other than statements of historical facts included in this prospectus and documents incorporated by reference herein and therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations with respect to future financings; expectations for revenues, liquidity, cash flows and financial performance; expectations regarding repayment of our term loan; expectations regarding the release of additional wireless power-enabled products, and the intended use of proceeds from the exercise of the Warrants. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements relate to the future and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and generally outside of our control, so actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to develop commercially feasible technology or commercialize such technology; timing of customer implementations of our technology in consumer products; timing and receipt of regulatory approvals in the United States and internationally; our ability to find and maintain contract manufacturing partners; market acceptance of our technology; competition in our industry; our ability to protect our intellectual property; our ability to maintain or improve our financial position, cash flows, and liquidity and our expected financial needs; and other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis sections of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated herein by reference, as well as those risks discussed in this prospectus and the documents incorporated by reference herein and therein. We undertake no obligation to publicly update any of our forward-looking statements, whether as a result of new information, future developments or otherwise, unless required by law.

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USE OF PROCEEDS

We are registering the Shares for resale by the Selling Stockholders. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus, except with respect to amounts received by us due to the exercise of any New Warrants for cash. If the New Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the New Warrants.

We intend to use the proceeds from the exercise of any New Warrants for cash for working capital and general corporate purposes, which may include research and development expenses, capital expenditures, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus.

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SELLING STOCKHOLDERS

This prospectus relates to the sale of up to 51,107 Shares that the Selling Stockholders may sell in one or more offerings upon exercise of some or all of the New Warrants. The table below sets forth information about the maximum number of shares of Common Stock that may be offered from time to time by the Selling Stockholders under this prospectus. The Selling Stockholders identified below may currently hold or acquire shares of Common Stock in addition to those registered hereby. In addition, the Selling Stockholders identified below may sell, transfer, assign or otherwise dispose of some or all of its shares of Common Stock registered hereunder in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. We may amend or supplement this prospectus from time to time in the future to update or change the Selling Stockholders list and the securities that may be resold.

The following table sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholders as of September 30, 2025. The information in the table below with respect to the Selling Stockholders has been obtained from the Selling Stockholders and we have prepared the following table based on the information supplied to us by the Selling Stockholders on or prior to September 30, 2025. When we refer to the “Selling Stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the Selling Stockholders listed in the table below as offering shares of Common Stock, as well as its respective pledgees, assignees, donees, transferees or successors-in-interest. Throughout this prospectus, when we refer to the shares of Common Stock being registered on behalf of the Selling Stockholders, we are referring to the Shares issued to the Selling Stockholders pursuant to the Warrant Inducement and related transactions. The Selling Stockholders may sell all, some or none of the Shares subject to this prospectus. See “Plan of Distribution.”

The number of shares of Common Stock beneficially owned prior to the offering for the Selling Stockholders includes all shares of our Common Stock beneficially held by the Selling Stockholders as of September 30, 2025, without regard to any limitations on exercises. The shares reported under “Maximum Number of Shares of Common Stock Being Offered Pursuant to this Prospectus” consist of the maximum number of Shares of Common Stock being offered by this prospectus by the Selling Stockholders, also without regard to any limitations on exercises. The percentages of shares owned immediately following the sale of the Shares offered for resale are based on 1,824,844 shares of Common Stock outstanding as of September 30, 2025.

This prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the New Warrants, determined as if the outstanding New Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of, without regard to any limitations on the exercise of the New Warrants. The fourth and fifth columns assume the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus and gives effect to all applicable beneficial ownership limitations, if any.

Under the terms of the New Warrants, the Selling Stockholders may not exercise the New Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 4.99% (or, at the option of the Selling Stockholder, 9.99%), of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the Selling Stockholders named below.

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Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock Being Offered Pursuant to this Prospectus(1)	Number of Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Beneficial Ownership After Offering(3)
Armistice Capital, LLC(4)	1,119,747		47,764	182,301	9.99%
Augustus Trading LLC(5)	23,931	(9)	1,805	22,126	1.2%
David Dinkin(6)	8,697	(10)	656	8,041	*
Wilson Drive Holdings LLC(7)	8,697	(10)	656	8,041	*
Noam Rubinstein(8)	2,770	(11)	209	2,561	*
Charles Worthman(8)	222	(12)	17	205	*

* Represents less than one percent (1%).

(1)	Represents shares of Common Stock underlying the New Warrants issued to the Selling Stockholders in the Warrant Inducement. All of the New Warrants that are exercisable for the Shares offered hereby contain certain beneficial ownership limitations, which provide that a holder of the New Warrants will not have the right to exercise any portion of its New Warrants if such holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (each such limitation, a “Beneficial Ownership Limitation”).

(2)	Assumes all Shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering. We do not know when or in what amounts the Selling Stockholder may offer Shares for sale. The Selling Stockholder might not sell any or might sell all of the Shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the Shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Stockholders, including Common Stock issuable upon exercise of the New Warrants.

(3)	Based on 1,824,844 shares of Common Stock outstanding as of September 30, 2025.

(4)	Represents (i) 136,636 shares of Common Stock, (ii) 350,000 shares of Common Stock underlying Pre-Funded Warrants, (iii) 585,347 shares of Common Stock underlying RD Warrants, and (iv) 47,764 shares of Common Stock underlying Common Stock Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Any warrants are subject to a Beneficial Ownership Limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(5)	The securities are held by Augustus Trading LLC. Michael Vasinkevich is the managing member Augustus Trading LLC and has the sole voting and dispositive power over the securities held. Mr. Vasinkevich is affiliated with Wainwright and Rodman. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(6)	The Selling Stockholder is affiliated with Rodman, a registered broker-dealer with a registered address of Rodman & Renshaw LLC, 600 Lexington Avenue, 32nd Floor, New York, NY 10022. Rodman acted as our placement agent in the Warrant Inducement and the 2025 Offering. The Selling Stockholder has sole voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

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(7)	The securities are held by Wilson Drive Holdings LLC. Craig Schwabe is the managing member Wilson Drive Holdings LLC and has the sole voting and dispositive power over the securities held. Mr. Schwabe is affiliated with Wainwright and Rodman.

(8)	The Selling Stockholder is affiliated with Wainwright, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. Wainwright acted as our placement agent in the Warrant Inducement and the 2025 Offering. The Selling Stockholder has sole voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(9)	Represents (i) 22,126 shares of Common underlying Registered Direct Offering Placement Agent Warrants (as defined below), and (ii) 1,805 shares of Common Stock underlying Warrant Inducement Placement Agent Warrants. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(10)	Represents (i) 8,041 shares of Common underlying Registered Direct Offering Placement Agent Warrants (as defined below), and (ii) 656 shares of Common Stock underlying Warrant Inducement Placement Agent Warrants. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(11)	Represents (i) 2,561 shares of Common underlying Registered Direct Offering Placement Agent Warrants (as defined below), and (ii) 209 shares of Common Stock underlying Warrant Inducement Placement Agent Warrants. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(12)	Represents (i) 205 shares of Common underlying Registered Direct Offering Placement Agent Warrants (as defined below), and (ii) 17 shares of Common Stock underlying Warrant Inducement Placement Agent Warrants. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

Relationships with Selling Stockholders

To our knowledge, except for the Selling Stockholders’ participation in the Warrant Inducement, the 2025 Offering and as set forth below, the Selling Stockholders do not have, and have not had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates.

Armistice Capital. LLC was an investor in our public offerings that closed in March 2023 and February 2024, in each offering acquiring shares of Common Stock, pre-funded warrants, and other warrants in the public offerings, of which the (i) warrants to purchase up to 13,750 shares of Common Stock issued in March 2023 (the “2023 Warrants”) and (ii) warrants to purchase up to 34,014 shares of Common Stock issued in February 2024 (the “2024 Warrants”). The 2023 Warrants and the 2024 Warrants were subject to a 4.99% beneficial ownership limitation, and the outstanding 2023 Warrants and 2024 Warrants were exercised by Armistice Capital, LLC in connection with the Warrant Inducement.

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Pursuant to the Engagement Letter, dated as of July 9, 2024, as amended on December 20, 2024 and August 20, 2025 (the “Original Engagement Letter”), between the Company and Wainwright, and the Engagement Letter Joinder Agreement, dated as of September 10, 2025 (the “Joinder Agreement” and, together with the Original Engagement Letter, the “Engagement Letter”), by and among the Company, Wainwright and Rodman, the Company, in connection with the closing of the Offering, agreed to issue to the Placement Agents or their respective designees warrants (the “Registered Direct Offering Placement Agent Warrants”) to purchase up to an aggregate of 40,974 shares of Common Stock. The Registered Direct Offering Placement Agent Warrants have substantially the same terms as the warrants issues in the 2025 Offering, except the Registered Direct Offering Placement Agent Warrants are exercisable at any time on or after the date of issuance to purchase one share of Common Stock at a price of $9.90 per share and the Registered Direct Offering Placement Agent Warrants expire on September 10, 2030. Also pursuant to the Engagement Letter, the Company, in connection with the closing of the Warrant Inducement, agreed to issue to the Placement Agents or their respective designees warrants (the “Warrant Inducement Placement Agent Warrants”) to purchase up to an aggregate of 3,343 shares of Common Stock. The Warrant Inducement Placement Agent Warrants have substantially the same terms as the warrants issued to the Investor in the Warrant Inducement, except the Warrant Inducement Placement Agent Warrants are immediately exercisable to purchase one share of Common Stock at a price of $9.90 per share and the Warrant Inducement Placement Agent Warrants expire on September 10, 2030.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through agreements between broker-dealers and the seller stockholder(s) to sell a specified number of such Shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver the Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We agreed to keep this prospectus effective until the Selling Stockholders no longer own any Warrants and all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Perkins Coie LLP.

EXPERTS

The financial statements of Energous Corporation as of and for the year ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Energous Corporation as of and for the year ended December 31, 2023, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 3590 North First Street, Suite 330, San Jose, California 95134, during normal business hours.

Information about us is also available at our website at www.energous.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 13, 2025 and July 31, 2025, respectively;

•	Current Reports on Form 8-K filed on January 6, 2025, January 23, 2025, February 13, 2025, February 27, 2025, April 11, 2025, June 13, 2025, August 11, 2025, August 25, 2025 and September 11, 2025;and

•	the description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on March 26, 2014 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description (including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025).

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporate). Written or oral requests for copies should be directed to Energous Corporation, Attn: Chief Financial Officer, 3590 North First Street, Suite 330, San Jose, California 95134, and our telephone number is (408) 963-0200. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and accompanying prospectus.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Amount
SEC registration fee	$56
Legal fees and expenses	25,000
Accounting fees and expenses	24,000
Miscellaneous	5,000
Total:	$54,056

ITEM 15.	Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. In addition, a corporation may advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking from such person to repay any amount so advanced if it is ultimately determined that such person is not eligible for indemnification.

The Registrant’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); and

•	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant;

•	the Registrant is required to advance expenses to its directors, executive officers. employees and other agents, incurred in defending any action or proceeding for which indemnification is required or permitted as described above to the fullest extent permitted by the DGCL, subject to certain additional requirements; and

•	the rights to indemnification conferred in the bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent not prohibited by Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

.

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ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Energous Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 10, 2020).

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Energous Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 15, 2023).

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Energous Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 11, 2025).

3.4	Amended and Restated Bylaws of Energous Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-193522) filed on March 13, 2014).

4.1	Specimen Certificate representing shares of Common Stock of Energous Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-193522) filed on March 21, 2014).

4.2	Description of the Registrant’s Securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed on February 27, 2025).

4.3	Form of 2019 Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2019).

4.4	Form of 2023 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on March 27, 2023).

4.5	Form of 2024 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on February 20, 2024).

4.6	Form of 2025 Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on September 11, 2025).

4.7	Form of 2025 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed on September 11, 2025).

4.8	Form of 2025 Warrant Inducement Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed on September 11, 2025).

4.9	Form of 2025 Offering Placement Agent Warrant (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed on September 11, 2025).

4.10	Form of Warrant Inducement Placement Agent Warrant (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K filed on September 11, 2025).

5.1	Opinion of Perkins Coie LLP+

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10.1	Form of Letter Agreement for Warrant Inducement (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on September 11, 2025).

10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on September 11, 2025).

23.1	Consent of BPM LLP.+

23.2	Consent of Marcum LLP.+

23.3	Consent of Perkins Coie LLP (included in Exhibit 5.1).+

24.1	Power of Attorney (included on signature page).+

107	Filing fee table.+

+	Filed herewith.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(6) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 8, 2025.

ENERGOUS CORPORATION

By:	/s/ Mallorie Burak
Name:	Mallorie Burak
Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Energous Corporation, a Delaware corporation, do hereby constitute and appoint Mallorie Burak (including any successor thereto appointed as principal executive officer or principal financial officer), the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mallorie Burak	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), and Director	October 8, 2025
Mallorie Burak

/s/ David Roberson	Director and Board Chair	October 8, 2025
David Roberson

/s/ J. Michael Dodson	Director	October 8, 2025
J. Michael Dodson

/s/ Rahul Patel	Director	October 8, 2025
Rahul Patel

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